UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 20, 2013

FluoroPharma Medical, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-151381	20-8325616
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

8 Hillside Avenue, Suite 207
Montclair, NJ	07042
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (973) 744-1565

(Former name or former address, if changed since last report)

Copies to:
Marc J. Ross, Esq.
Marcelle S. Balcombe, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

On June 21, 2013, FluoroPharma Medical, Inc. (the “Company”) entered into a Note Purchase Agreement (the “NPA”) with an investor for the sale and issuance of a 10% promissory note in the principal amount of $150,000 (the “Note”).

The Note bears interest at the rate of 10% per annum, and matures on December 21, 2013.  The Note contains customary default provisions and provides that 110% of principal amount of the Note shall be exchanged by the investor into securities offered in a subsequent financing consummated by the Company prior to the maturity date of the Note.

LifeTech Capital, a division of Aurora Capital LLC, served as placement agent in connection with the sale of the Note.

The Form of NPA, including the Note, is attached hereto as Exhibit 99.1, and is incorporated by reference into this Item 2.03.

The issuance of the Note was made pursuant to Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the Investor was an accredited investor, the Investor took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

Item 7.01    Regulation FD Disclosure.

On June 20, 2013, the Company announced its internal review of imaging data received from the Company’s ongoing Phase II clinical trial for CardioPET™ (FCPHA) to assess myocardial perfusion and fatty acid uptake in coronary artery disease (CAD) patients. The press release is attached hereto as Exhibit 99.2.

Item 9.01     Financial Statements and Exhibits.

Exhibit	Description

99.1	Form of Note Purchase Agreement

99.2	Press Release issued June 20, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 26, 2013

FluoroPharma Medical, Inc.
/s/ Johan M. (Thijs) Spoor
By: Johan M. (Thijs) Spoor Title: CEO and President